Exhibit 99.1

FibroBiologics Announces $25 Million Financing

HOUSTON, December 23, 2024/Globe Newswire/ – FibroBiologics, Inc. (Nasdaq: FBLG) (“FibroBiologics”), a clinical-stage biotechnology company with 160+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, announced that it has entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN LTD. (“Yorkville”), an investment fund managed by Yorkville Advisors Global, LP. The agreement allows FibroBiologics, subject to customary conditions, to sell up to $25 million in the aggregate of its common stock to Yorkville over the course of two years.

Yorkville agreed to advance to FibroBiologics the first $15 million available under the SEPA in three equal tranches to be evidenced by convertible promissory notes. The first tranche in the amount of $5 million was funded upon entry into the SEPA. Subject to the satisfaction of certain conditions, the second tranche of $5 million will fund after the filing of a registration statement covering the resale of the shares issuable to Yorkville under the promissory notes, and the third tranche of $5 million will fund following the effectiveness of the registration statement and receipt of shareholder approval in satisfaction of Nasdaq rules. FibroBiologics can sell an additional $10 million of its common stock to Yorkville, subject to Yorkville’s consent and other conditions, while the convertible promissory notes remain outstanding.

“The initial advances from this financing will allow us to complete our first-in-human trial for diabetic foot ulcers as well as IND-enabling studies for our psoriasis program,” said Pete O’Heeron, Founder & Chief Executive Officer of FibroBiologics. “We expect to further develop our human longevity, multiple sclerosis, and cancer indications by utilizing the remaining capital available under the SEPA.”

For more information, please visit FibroBiologics’ website or email FibroBiologics at: info@fibrobiologics.com. For more information on the SEPA, including important terms and conditions, please see FibroBiologics’ filings with the Securities and Exchange Commission, including its Current Reports on Form 8-K filed with the Securities and Exchange Commission from time to time.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities discussed herein, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the funding of the advances under the SEPA, FibroBiologics’ ability to sell additional shares under the SEPA, and FibroBiologics’ ability to complete clinical trials and IND-enabling studies and to develop its other programs and indications. These forward-looking statements are based on FibroBiologics’ management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics’ management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption “Risk Factors” and elsewhere in FibroBiologics’ annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC’s website, www.sec.gov. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) risks related to FibroBiologics’ liquidity and its ability to maintain capital resources sufficient to conduct its business; (b) expectations regarding the initiation, progress and expected results of our R&D efforts and preclinical studies; (c) the unpredictable relationship between R&D and preclinical results and clinical study results; and (d) the ability of FibroBiologics to satisfy the conditions under the SEPA and related agreements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update, or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

About FibroBiologics

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 160+ US and internationally issued patents/patents pending across various clinical pathways, including disc degeneration, orthopedics, multiple sclerosis, psoriasis, wound healing, reversing organ involution, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy. For more information, visit www.FibroBiologics.com.

General Inquiries:

info@fibrobiologics.com

Investor Relations:

Nic Johnson

Russo Partners

(212) 845-4242

fibrobiologicsIR@russopr.com

Media Contact:

Liz Phillips

Russo Partners

(347) 956-7697

Elizabeth.phillips@russopartnersllc.com